                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      December 20, 2000
                                                  -----------------------------

                               Dean Foods Company
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             (Exact name of registrant as specified in its charter)

         Delaware                   1-08262                   36-0984820
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(State or other jurisdiction  (Commission File No.)         (IRS Employer
     of incorporation)                                     Identification No.)

     3600 N. River Road         Franklin Park, IL               60131
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code    (847) 678-1680
                                                   ----------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5 - Other Events

                    DEAN FOODS REPORTS SECOND QUARTER RESULTS


Franklin Park, Illinois - December 20, 2000 -- Dean Foods Company (NYSE: DF) today announced its second quarter and first half fiscal 2001 results.

Second quarter sales increased 3.4% to a record $1,103.5 million, compared to $1,067.0 million in the second quarter of fiscal 2000. Continued growth of nationally branded products in the National Refrigerated Products Group and acquisitions drove the sales increase. Income from continuing operations was $23.6 million, compared to $27.0 million in the second quarter of fiscal 2000. Diluted earnings per share from continuing operations were $0.66, compared to $0.68 last year. Operating earnings were slightly above last year's second quarter operating earnings, but net interest expense was approximately $6.5 million higher as a result of higher debt levels for acquisitions and share repurchases.

Year-to-date sales were $2,157.8 million, a 4.3% increase over fiscal 2000. Income from continuing operations for the first six months was $50.0 million compared to $54.8 million last year. Diluted earnings per share from continuing operations were $1.40 versus $1.38 in fiscal 2000.

The Dairy Group reported record second quarter sales and operating earnings. Sales increased to $811.9 million in the second quarter compared to $808.6 million last year, due to acquisitions and volume growth with key retailers as they continue to expand nationally. Operating earnings increased 40.8% to $43.8 million from $31.1 million in the prior year. Increased sales and improved margins in branded dairy products, more stable raw milk and butterfat costs, and ongoing supply chain cost reduction activities generated the improvement in second quarter earnings.

The Company continued to generate substantial revenue growth in its National Refrigerated Products Group. Sales increased 38.4% in the second quarter and 32.4% year-to-date in this business segment as a result of growth in intermediate and extended shelf life products and new products. New product introductions, including Dips-for-One and Marie's pourable salad dressings, continued to progress well in the second quarter. The Company supported these introductions by investing approximately $6 million in the second quarter and a total of $12 million in the first half of the year in marketing and promotional programs. As previously disclosed, however, costs associated with the significant ramp-up of complex, state-of-the-art technology to produce intermediate and extended shelf life products impacted second quarter earnings by approximately $4 million. The Company is focused on improving the production processes and continued progress is expected throughout the second half of the fiscal year, although inefficiencies are expected to impact the third and fourth quarters.

Second quarter results in the Specialty Foods Group were impacted by a softening in sales for powdered products, primarily in the international export business, and for branded pickles. In this business segment, the Company incurred higher packaging, distribution, and energy costs during the quarter. Pricing has been adjusted to offset these increased costs in the second half of the year. As a result of these factors, the Specialty Food Group's second quarter earnings were reduced by approximately $4 million compared to the prior year.

Dean Food's second quarter results also reflected the following:

The expansion of Mayfield brand ice cream into new Southeastern markets continued to exceed expectations.

The Land O'Lakes fluid milk business, acquired in July, exceeded earnings expectations due to strong operating performance.

Dips-for-One, the first individually packaged, single serve refrigerated dip, achieved sixty percent penetration of the grocery channel in the quarter.

Consumer response to Marie's pourable salad dressings, introduced in the Northeast earlier this year, has been very favorable, and the products will be expanded to a number of additional markets in the third quarter.

The Company's private label pickle business generated volume growth of approximately 4% in the second quarter. Dean is the largest private label pickle producer in the U.S.

The Company recorded an after-tax $6.2 million gain from discontinued operations, or $.18 per diluted share, on the sale of a note associated with the fiscal 1999 divestiture of the Company's vegetables segment.

Howard Dean, Chairman and Chief Executive Officer, commented, "While we are disappointed with second quarter results, we are comfortable with an earnings per share estimate in the range of $3.05 for fiscal 2001. We are pleased with the solid performance of the Dairy Group and the strong sales growth and successful new product introductions in the National Refrigerated Products Group. We are focused on resolving the shorter-term technology issues affecting intermediate and extended shelf life products as quickly as possible. While these manufacturing inefficiencies will dampen third quarter results, we expect earnings will improve markedly in the fourth quarter."

Dean Foods is one of the nation's leading dairy processors and distributors producing a full line of branded and private label products, including fluid milk, ice cream and extended shelf life products, which are sold under the Dean's and other strong regional brand names. Dean Foods is the industry leader in other food products including pickles, powdered non-dairy coffee creamers, aseptically packaged foodservice products, and refrigerated dips and salad dressings. More information about Dean Foods can be found on its Web site at http://www.deanfoods.com.

The Company's quarterly earnings conference call will be held today at 8:00 a.m. Central Time. The call may be heard live at the Company's web site, www.deanfoods.com, using Real Player8 Basic Software. The basic version of Real Player8 may be downloaded at no charge from www.real.com/products/player/index.html prior to the call. Please allow approximately 15 minutes to download the software. Replays will be available at the same internet address for a limited time period.

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this press release. These risks include, but are not limited to, the ability to integrate acquisitions, adverse weather conditions resulting in poor harvest conditions, raw milk and resin costs, interest rate fluctuations, competitive pricing pressures, the effectiveness of marketing and cost-management programs and shifts in the market demand.

                               DEAN FOODS COMPANY

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                              FOR THE PERIODS ENDED

                     NOVEMBER 26, 2000 AND NOVEMBER 28, 1999

                                   (UNAUDITED)

                   (In millions, except for per share amounts)

                                                             Second Quarter Ended                  Six Months Ended
                                                       --------------------------------   ---------------------------------
                                                        November 26,      November 28,      November 26,      November 28,
                                                            2000              1999             2000               1999
                                                       ---------------   --------------   ----------------   --------------
Net sales                                              $      1,103.5    $     1,067.0    $       2,157.8     $    2,068.4

Costs of products sold                                          847.0            828.0            1,648.0          1,590.0

Delivery, selling and administrative expenses                   199.8            182.6              394.3            365.2
                                                       ---------------   --------------   ----------------   --------------

Operating earnings                                               56.7             56.4              115.5            113.2

Interest expense, net                                            18.6             12.1               34.7             23.3
                                                       ---------------   --------------   ----------------   --------------

Income from continuing operations
     before income taxes                                         38.1             44.3               80.8             89.9

Provision for income taxes                                       14.5             17.3               30.8             35.1
                                                       ---------------   --------------   ----------------   --------------

Income from continuing operations                                23.6             27.0               50.0             54.8

Gain from sale of discontinued operations,
     net of taxes *                                               6.2                -                6.2                -
                                                       ---------------   --------------   ----------------   --------------

Net income                                             $         29.8    $        27.0    $          56.2     $       54.8
                                                       ===============   ==============   ================   ==============

Basic income per share:
     Income from continuing operations                 $          .66    $         .69    $          1.40     $       1.40
     Income from discontinued operations *                        .18                -                .18                -
                                                       ---------------   --------------   ----------------   --------------
     Net income                                        $          .84    $         .69    $          1.58     $       1.40
                                                       ===============   ==============   ================   ==============

Diluted income (loss) per share:
     Income from continuing operations                 $          .66    $         .68    $          1.40     $       1.38
     Income from discontinued operations *                        .18                -                .18                -
                                                       ---------------   --------------   ----------------   --------------
     Net income                                        $          .84    $         .68    $          1.58     $       1.38
                                                       ===============   ==============     ==============   ==============

Weighted average common shares:
     Basic                                                       35.5             39.1               35.5             39.2
                                                       ===============   ==============   ================   ==============
     Diluted                                                     35.7             39.8               35.7             39.8
                                                       ===============   ==============   ================   ==============


* During the second quarter, the Company recorded a pre-tax gain of $10.0 ($6.2 after-tax, or $.18 per diluted share) on the sale of a note associated with the divestiture of the Company's vegetables segment in fiscal 1999.

                               DEAN FOODS COMPANY

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                   (UNAUDITED)

                                  (In millions)

                                                           November 26,       November 28,
                                                               2000               1999
                                                           ------------       -----------
                          ASSETS
Current Assets:
       Cash and temporary cash investments                 $      46.3        $     25.0
       Accounts and notes receivable, net of
            allowance for doubtful accounts                      365.0             334.5
       Inventories                                               239.5             217.6
       Other current assets                                       73.4              86.4
                                                           -----------        ----------

            Total current assets                                 724.2             663.5

Property, Plant and Equipment, net                               913.2             779.3

Other Assets                                                     714.4             598.3
                                                           -----------        ----------

            Total Assets                                   $   2,351.8        $  2,041.1
                                                           ===========        ==========


           LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
       Current installments of long-term obligations       $       5.1        $      4.2
       Accounts payable and accrued expenses                     423.8             422.3
       Dividends payable                                           8.1               8.7
       Federal and state income taxes                             36.6              39.3
                                                             ---------        ----------

            Total current liabilities                            473.6             474.5

Long-Term Obligations                                          1,045.5             708.4

Deferred Liabilities                                             133.2             125.2

Shareholders' Equity                                             699.5             733.0
                                                           -----------        ----------

            Total Liabilities and Shareholders' Equity     $   2,351.8        $  2,041.1
                                                           ===========        ==========


                               DEAN FOODS COMPANY

                          BUSINESS SEGMENT INFORMATION

                              FOR THE PERIODS ENDED

                     NOVEMBER 26, 2000 AND NOVEMBER 28, 1999

                                   (UNAUDITED)

                                  (In Millions)

FOR THE THREE MONTHS ENDED NOVEMBER 26, 2000 AND NOVEMBER 28, 1999

                                                                            National
                                                         Specialty        Refrigerated
                                         Dairy             Foods            Products          Corporate        Consolidated
                                     --------------    ---------------   ---------------    --------------    ----------------
FISCAL 2001
Net sales                            $       811.9     $        189.3     $       102.3     $           -     $       1,103.5
                                     ==============    ===============   ===============    ==============    ================
Operating earnings                   $        43.8     $         20.4     $         0.1     $        (7.6)    $          56.7
                                     ==============    ===============   ===============    ==============    ================


FISCAL 2000
Net sales                            $       808.6     $        184.5     $        73.9     $           -     $       1,067.0
                                     ==============    ===============   ===============    ==============    ================
Operating earnings                   $        31.1     $         25.0     $        10.0     $        (9.7)    $          56.4
                                     ==============    ===============   ===============    ==============    ================

FOR THE SIX MONTHS ENDED NOVEMBER 26, 2000 AND NOVEMBER 28, 1999
                                                                            National
                                                         Specialty        Refrigerated
                                         Dairy             Foods            Products          Corporate        Consolidated
                                     --------------    ---------------   ---------------    --------------    ----------------
FISCAL 2001
Net sales                            $     1,600.7     $        370.5     $       186.6     $           -     $       2,157.8
                                     ==============    ===============   ===============    ==============    ================
Operating earnings                   $        85.5     $         43.4     $         4.4     $       (17.8)    $         115.5
                                     ==============    ===============   ===============    ==============    ================


FISCAL 2000
Net sales                            $     1,572.4     $        355.1     $       140.9     $           -     $       2,068.4
                                     ==============    ===============   ===============    ==============    ================
Operating earnings                   $        71.0     $         45.2     $        18.3     $       (21.3)    $         113.2
                                     ==============    ===============   ===============    ==============    ================



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Dean Foods Company
                                            --------------------------------
                                                    (Registrant)


Date:      December 27, 2000                   /s/ Barbara A. Klein
      -----------------------------         --------------------------------
                                                   Barbara A. Klein
                                              Vice President Finance and
                                                Chief Financial Officer